EXHIBIT 23.1


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Data I/O Corporation 1982 Employee Stock Purchase Plan, As Amended of our report dated February 7, 2001, with respect to the consolidated financial statements and schedule of Data I/O Corporation included in its Annual Report (Form 10-K) for the year ended December 28, 2000, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

Seattle, Washington
January 31, 2002